Exhibit 5.B

NAMES AND ADDRESSES OF

THE UNDERWRITERS OF THE SECURITIES

HSBC Bank plc

8 Canada Square

London E14 5HQ

United Kingdom

Attn: Transaction Management Group

Fax: +44 (0) 20 7992 4973

Tel: +44 (0) 20 7991 8888

Barclays Bank PLC

5 The North Colonnade

Canary Wharf

London E14 4BB

United Kingdom

Attn: Debt Syndicate

Fax: +44 (0) 20 7516 7548

Tel: +44 (0) 20 7773 9098

Nomura International plc

1 Angel Lane

London EC4R 3AB

United Kingdom

Attn.: Fixed Income Syndicate

Fax: +44 (0) 20 7102 5804

Tel: +44 (0) 20 7103 5652